Exhibit 5.1

OPINION OF CLIFFORD CHANCE US LLP

AS TO THE LEGALITY OF THE SECURITIES BEING REGISTERED

February 3, 2012

CB Richard Ellis Realty Trust

47 Hulfish Street, Suite 210

Princeton, NJ 08542

Dear Sirs:

We have acted as counsel to CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the offer and sale from time to time by the Company of up to 25,000,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), pursuant to the Company’s Amended and Restated Dividend Reinvestment Plan (the “DRIP Plan”). The Common Shares will be sold pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, including resolutions of the Board of Trustees, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued and sold as contemplated by the prospectus included as a part of the Registration Statement and in the manner contemplated by that DRIP Plan, the Common Shares will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ CLIFFORD CHANCE US LLP

Exh. 5.1-1